UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 2, 2024
Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-39432	84-4946470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1050 Woodward Avenue
Detroit, MI 48226
(Address of principal executive offices) (Zip Code)
(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into Material Definitive Agreement.

On July 2, 2024 (the “Closing Date”), Rocket Mortgage, LLC (the “Company”), a Michigan limited liability company and indirect subsidiary of Rocket Companies, Inc., as borrower, entered into a new Revolving Credit Agreement (the “2024 Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other parties party thereto, with an initial aggregate commitment of $1.15 billion, maturing on July 2, 2027.

Proceeds of the borrowings under the 2024 Credit Agreement will be used for general corporate purposes. Borrowings under the 2024 Credit Agreement are unsecured and will bear interest at a rate equal to a base rate (which may include a term SOFR rate) plus an applicable margin. In addition, the 2024 Credit Agreement requires the Borrower to pay a commitment fee (determined based on the Company’s corporate credit rating) in respect of the unused commitments under the 2024 Credit Agreement.

The 2024 Credit Agreement contains certain customary events of default, including in the event of a change of control, and certain covenants and restrictions that limit the Borrower’s and its subsidiaries’ ability to, among other things, incur additional debt; create liens on certain assets; pay dividends on or make distributions in respect of their capital stock or make other restricted payments; consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; and enter into certain transactions with their affiliates.

The Company is also subject to certain financial maintenance covenants under the 2024 Credit Agreement, which require the Company and its subsidiaries to not exceed specified net leverage and corporate net debt ratios at the end of each fiscal quarter, and to maintain minimum liquidity and tangible net worth.

If the Company fails to perform its obligations under these and other covenants, or should any event of default occur, the revolving loan commitments under the 2024 Credit Agreement may be terminated and any outstanding borrowings, together with accrued interest, under the 2024 Credit Agreement could be declared immediately due and payable.

The foregoing description of the 2024 Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the 2024 Credit Agreement, a copy of which will be filed with the quarterly report on Form 10-Q of Rocket Companies, Inc.

Item 1.02     Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated the Revolving Credit Agreement, dated as of August 10, 2022 (the “2022 Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the 2022 Credit Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2024

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	Executive Legal Counsel and Secretary